Exhibit 99.3

Specialty Business of Validus Specialty, LLC

Organized in the United States of America

Combined Financial Statements

As at and for the years ended

December 31, 2022 and 2021

Expressed in thousands of U.S. dollars

Page 1 | 23

Table of Contents

Independent Auditors’ Report	3 - 4

Combined Balance Sheets	5

Combined Statements of Income and Comprehensive Income	6

Combined Statements of Changes in Net Parent Investment	7

Combined Statements of Cash Flows	8

Notes to the Combined Financial Statements	9 - 23

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Report of Independent Auditors

To the Management of Validus Specialty, LLC

Opinion

We have audited the accompanying combined financial statements of the Specialty Business of Validus Specialty, LLC (the “Company”), which comprise the combined balance sheets as of December 31, 2022 and 2021, and the related combined statements of income and comprehensive income, of changes in net parent investment and of cash flows for the years then ended, including the related notes (collectively referred to as the “combined financial statements”).

In our opinion, the accompanying combined financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditors’ responsibilities for the audit of the combined financial statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of management for the combined financial statements

Management is responsible for the preparation and fair presentation of the combined financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the combined financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date the combined financial statements are available to be issued.

Auditors’ responsibilities for the audit of the combined financial statements

Our objectives are to obtain reasonable assurance about whether the combined financial statements as a whole are free from material misstatement, whether due to fraud or error and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgement made by a reasonable user based on the combined financial statements.

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In performing an audit in accordance with US GAAS, we:

•	Exercise professional judgement and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the combined financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the combined financial statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the combined financial statements.

•

Conclude whether, in our judgement, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ PricewaterhouseCoopers Ltd.

Hamilton, Bermuda

October 27, 2023

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Specialty Business of Validus Specialty, LLC

Combined Balance Sheets

As at December 31, 2022 and 2021

Expressed in thousands of U.S. dollars

	2022 $	2021 $
Assets
Current assets
Cash and cash equivalents	19,988	29,743
Restricted cash	5,440	3,737

Total cash and cash equivalents	25,428	33,480
Income taxes recoverable – related party	15,229	14,710
Balances due from affiliates – related party	7,747	15,553
Premium receivable – related party	—	987

Total current assets	48,404	64,730
Deferred tax assets, net – related party	13,299	15,530
Property and equipment	4,581	1,723
Operating lease right-of-use assets	16,037	17,510
Balances due from affiliates – related party	2,126	1,944
Other assets	445	390

Total assets	84,892	101,827

Liabilities
Current liabilities
Reinsurance balances payable – related party	703	—
Current portion of operating lease liabilities	1,555	1,387
Balances due to affiliates – related party	7,728	7,100
Accounts payable and accrued expenses	1,662	4,759

Total current liabilities	11,648	13,246
Long-term portion of operating lease liabilities	15,475	17,030
Deferred tax liabilities – related party	3,350	3,720

Total liabilities	30,473	33,996
Net parent investment	54,419	67,831

Total liabilities and net parent investment	84,892	101,827

The accompanying notes are an integral part of these combined financial statements.

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Specialty Business of Validus Specialty, LLC

Combined Statements of Income and Comprehensive Income

For the years ended December 31, 2022 and 2021

Expressed in thousands of U.S. dollars

	2022 $	2021 $
Revenues
Management fee income – related party	39,207	45,397
Net interest income	83	14

Total revenues	39,290	45,411

Expenses
General and administrative expenses (related party 277 & 357)	34,893	38,537
Share compensation expenses – related party	2,586	4,086
Finance expenses	9	11
Transaction expenses	40	1,018

Total expenses	37,528	43,652

Income before taxes	1,762	1,759
Tax (expense) benefit	(777)	2,933

Net income and comprehensive income	985	4,692

The accompanying notes are an integral part of these combined financial statements.

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Specialty Business of Validus Specialty, LLC

Combined Statements of Changes in Net Parent Investment

For the years ended December 31, 2022 and 2021

Expressed in thousands of U.S. dollars

	2022 $	2021 $
Balance, beginning of year	67,831	62,070
Deemed capital contributions for settlement of tax provisions	603	1,069
Transfer to parent	(15,000)	—
Net income	985	4,692

Total net parent investment	54,419	67,831

The accompanying notes are an integral part of these combined financial statements.

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Specialty Business of Validus Specialty, LLC

Combined Statements of Cash Flows

For the years ended December 31, 2022 and 2021

Expressed in thousands of U.S. dollars

	2022 $	2021 $
Cash flows provided by (used in) operating activities
Net income	985	4,692
Adjustments to reconcile net income and comprehensive income to net cash provided by operating activities:
Depreciation and amortization	839	403
Change in operational balance sheet items:
Premium receivable – related party	987	598
Income taxes recoverable – related party	(519)	(12,481)
Deferred tax asset, net – related party	2,231	9,785
Balances due from affiliates	7,624	729
Operating lease right-of-use assets	1,473	1,272
Other assets	(55)	(180)
Reinsurance balances payable – related party	703	(1,166)
Operating lease liabilities	(1,387)	(1,110)
Deferred tax liabilities – related party	(370)	684
Accounts payable and accrued expenses	(3,097)	(5,301)
Balances due to affiliates	628	864

Net cash provided by (used in) operating activities	10,042	(1,211)

Cash flow used in investing activity
Purchases of computer hardware	(3,697)	(206)

Cash flow used in investing activity	(3,697)	(206)

Cash flows (used in) provided by financing activities
Transfer to parent	(15,000)	—
Deemed capital contributions for settlement of tax provisions	603	1,069

Net cash (used in) provided by financing activities	(14,397)	1,069

Net decrease in cash, cash equivalents and restricted cash	(8,052)	(348)
Cash, cash equivalents and restricted cash – beginning of year	33,480	33,828

Cash, cash equivalents and restricted cash – end of year	25,428	33,480

Supplemental information
Taxes refunded during the year	(1,999)	(3,140)

The accompanying notes are an integral part of these combined financial statements.

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Specialty Business of Validus Specialty, LLC Notes to the Combined Financial Statements For the years ended December 31, 2022 and 2021 Expressed in thousands of U.S. dollars

1.	Nature of the business

Validus Specialty, LLC (“Validus Specialty”) was initially incorporated in the United States of America (“U.S.”) under the laws of the state of Delaware on May 3, 2006. The legal form of the entity was changed from a corporation to a limited liability company on September 1, 2018, in the U.S. under the laws of the state of Delaware. Validus Specialty is 100% owned by AIG Property Casualty Inc. (the “parent company” or “member”). Validus Specialty’s ultimate parent company is American International Group, Inc. (“AIG”), which is a company registered with the United States Securities and Exchange Commission and is incorporated in the state of Delaware, U.S. Validus Specialty predominately provides services in the form of actuarial, research, finance, administrative, information technology, legal, operations and risk management services to affiliated companies in the U.S., Bermuda, Canada, and the United Kingdom.

2.	Basis of preparation and consolidation

On May 22, 2023, AIG announced it had entered into a Stock Purchase Agreement (the “SPA”) to sell its reinsurance business, which includes Validus Holdings, Ltd. and certain companies within Validus Specialty to RenaissanceRe Holdings Ltd. (“RenaissanceRe”).

The Validus Specialty wholly owned subsidiaries included in the SPA are as follows:

•	AlphaCat Capital Inc., a U.S. corporation registered in the state of Delaware, which provides services to affiliated AIG entities.

•	Validus America Inc., a U.S. corporation registered in the state of Delaware, which provides services to affiliated AIG entities.

•

Validus Re Americas (New Jersey) Inc., a U.S. corporation registered in the state of New Jersey, which provides services to affiliated AIG entities. The entity is also a Licensed Reinsurance Intermediary Managing General Agent registered in the state of New York and has an Insurance Producers License in the state of New Jersey.

•

Validus Reaseguros Inc., a U.S. corporation registered in the state of Florida, which provides services to affiliated AIG entities. The entity is also a Licensed Reinsurance Intermediary Managing General Agent registered in the state of Florida.

•	Validus Services Inc., a U.S. corporation registered in the state of Delaware, which provides services to affiliated AIG entities.

As the SPA does not include the sale of Validus Specialty Underwriting Services, Inc. (“VSU”), a significant wholly-owned subsidiary of Validus Specialty, which is a U.S. corporation registered in the state of Delaware, these financial statements do not include the results of operations, comprehensive income, financial position and cash flows of VSU and are therefore considered Combined Financial Statements.

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Specialty Business of Validus Specialty, LLC Notes to the Combined Financial Statements For the years ended December 31, 2022 and 2021 Expressed in thousands of U.S. dollars

2.	Basis of preparation and consolidation (continued)

The Combined Financial Statements have been prepared to meet RenaissanceRe’s reporting requirements of Rule 3-05 of Regulation S-X as a result of the SPA. Accordingly, the Combined Financial Statements include the results of operations, comprehensive income, financial position and cash flows for the acquired wholly owned subsidiaries only (the “Specialty Business” or the “Company”).

These Combined Financial Statements have been prepared on a standalone basis in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Management believe the assumptions underlying these Combined Financial Statements reasonably reflect the utilization of services provided to or the benefit received by the Company during the years presented. Nevertheless, the Combined Financial Statements may not reflect the results of operations, financial position and cash flows had the Company been a standalone company during the periods presented. Actual costs that the Company may have incurred had it been a standalone company would depend on a number of factors, including the chosen organization structure, whether functions were outsourced or performed by employees and strategic decisions made.

These Combined Financial Statements include assets, liabilities, revenues and expenses that are separately identifiable and attributable to the Company. As the costs of the Company are recorded by the acquired wholly owned subsidiaries and cash management activities are performed by the acquired wholly owned subsidiaries, an allocation of costs from the parent company was not required. For the years presented in these Combined Financial Statements, the Company’s income tax expense (benefit) and deferred tax balances have been included in AIG’s income tax returns. Income tax expense (benefit) and deferred tax balances contained in the Combined Financial Statements are presented on a separate return basis, as if the Company had filed its own income tax returns, with some modifications. The modifications relate to the anticipated and actual utilization of tax attributes within the consolidated tax return group, taking into account the tax sharing agreements amongst members. Accordingly, the Company recorded income taxes as if it constitutes a stand-alone entity under the separate return method.

All significant intercompany accounts and transactions have been eliminated. Transactions with VSU are recorded as related party transactions in these Combined Financial Statements. The Combined Financial Statements do not include a $9,700 loan that was issued to VSU in 2019 and was forgiven by the Company in August 2023.

The preparation of these Combined Financial Statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. While the amounts included in the Combined Financial Statements reflect management’s best estimates and assumptions, actual results could differ materially from those estimates. The Company’s principal estimates include:

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Specialty Business of Validus Specialty, LLC Notes to the Combined Financial Statements For the years ended December 31, 2022 and 2021 Expressed in thousands of U.S. dollars

2.	Basis of preparation and consolidation (continued)

•	Estimates for incurred but not billed expenses;

•	the valuation of deferred tax assets, including the application of valuation allowances as necessary; and

•	the determination of income taxes payable and income tax receivable.

3.	Significant accounting policies

The term “ASC” used in these notes refers to Accounting Standard Codification issued by the United States Financial Accounting Standards Board (the “FASB”).

The following is a summary of significant accounting policies adopted by the Company:

Management fee income

Revenues are accounted for in accordance with ASC Topic 606 “Revenue from Contracts with Customers”. The Company operates as a service provider and reinsurance intermediary to affiliated AIG entities and receives compensation equivalent to the expenses incurred by the Company in rendering services, plus an additional scheduled markup of such expenses. Revenue, therefore, is recognized as expenses are incurred at the scheduled mark-up as this ultimately represents the satisfaction of the performance obligations of the Company.

Expenses

Expenses are recognized on an accrual basis and therefore correspond to the satisfaction of the performance obligations over time.

Fair value of financial instruments

Fair value is defined as the price received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC Topic 820, “Fair Value Measurement and Disclosure”, provides a framework for measuring fair value by creating a hierarchy of fair value measurements that distinguishes market data between observable independent market inputs and unobservable market assumptions by the reporting entity. The guidance further expands disclosures about such fair value measurements. The guidance applies broadly to most existing accounting pronouncements that require or permit fair value measurements (including both financial and non-financial assets and liabilities) but does not require any new fair value measurements. The Company has adopted all authoritative guidance in effect as of the balance sheet date regarding certain market conditions that allow for fair value measurements that incorporate unobservable inputs where active market transaction-based measurements are unavailable.

Cash and cash equivalents

The Company considers time deposits and money market funds with an original maturity of one month or less as equivalent to cash.

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Specialty Business of Validus Specialty, LLC Notes to the Combined Financial Statements For the years ended December 31, 2022 and 2021 Expressed in thousands of U.S. dollars

3.	Significant accounting policies (continued)

Restricted cash

Restricted cash relates to cash accounts used for the settlement of reinsurance balances in relation to Licensed Reinsurance Intermediary Managing General Agent activities. This cash is restricted to provide for policyholder benefits or to pay premiums to the underlying risk bearing entity.

Property and equipment

The Company accounts for its property and equipment in accordance with ASC Topic 360, “Plant, Property, and Equipment” (“ASC 360”). Property and equipment, including leasehold improvements, are carried at cost, less accumulated depreciation and amortization. Expenditures for improvements are capitalized, and expenditures for maintenance and repairs are expensed to operations as incurred. Depreciation is recognized on a straight-line basis over the estimated useful lives of the related assets, which range from 1 to 5 years. Leasehold improvements are amortized on a straight-line basis over the shorter of the useful life of the improvement or the term of the related lease. Amortization expenses is included in the Combined Statements of Income and Comprehensive Income within general and administrative expenses.

Leases

The Company accounts for its leases in accordance with ASC Topic 842, “Leases”. The Company leases office space in the U.S. under various lease agreements. These leases are accounted for as operating leases, whereby lease expense is recognized on a straight-line basis over the term of the lease. For leases with terms greater than one year, the Company recognizes a related asset (“operating lease right-of-use assets”) and obligation (“operating lease liabilities”) on the lease commencement date, calculated as the present value of lease payments over the lease term. Right-of-use assets represent the right to use an underlying asset for the lease term and lease liabilities represent the obligation to make lease payments arising from the lease.

The Company, in determining the present value of lease payments, utilizes either the rate implicit in the lease if that rate is readily determinable or the Company’s incremental secured borrowing rate commensurate with terms of the underlying lease. The expense associated with leases are recorded in the Combined Statements of Income and Comprehensive Income within general and administrative expenses.

If there are indicators of impairment, including events or changes in circumstances that suggest the carrying amount of the property and equipment may not be recoverable, an impairment test will be completed in accordance with ASC 360.

Stock plans

AIG accounts for their stock plans in accordance with the ASC Topic 718, “Compensation – Stock Compensation”. Accordingly, AIG recognizes the compensation expense for stock option grants, restricted share grants and performance share grants based on the fair value of the award on the date of grant over the requisite service period, and allocates the expense to its subsidiaries, including the Company, based on the country of residence of employees. Under the AIG stock plan, the expense allocated to each subsidiary, including the Company, is settled in cash quarterly. For the awards granted under the AIG stock plan, no forfeiture rate is applied, and the compensation expense for forfeited awards is reversed on occurrence.

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Specialty Business of Validus Specialty, LLC Notes to the Combined Financial Statements For the years ended December 31, 2022 and 2021 Expressed in thousands of U.S. dollars

3.	Significant accounting policies (continued)

Income taxes and uncertain tax provisions

Deferred tax assets and liabilities are recorded in accordance with ASC Topic 740, “Income Taxes” (“ASC 740”). Consistent with ASC 740, the Company records deferred income taxes which reflect operating losses and tax credits carried forward and the tax effect of the temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and their respective tax bases.

The Company recognizes the tax benefits of uncertain tax positions only where the position is more-likely-than-not to be sustained upon examination by tax authorities based upon the technical merits of the position. Based on the more-likely-than-not recognition threshold, the Company must presume that the tax position will be subject to examination by a taxing authority with full knowledge of all relevant information. If the recognition threshold is met, then the tax position is measured at the largest amount of benefit that is more than 50% likely of being realized upon ultimate settlement. The Company classifies all interest and penalties related to uncertain tax positions, should they exist, in income tax expenses.

The Company forms part of the larger consolidated reporting group of AIG and as such has levied and filed tax returns and provisions as part of that group. ASC 740 requires taxable entities to include tax provisions in carve-out financial statements. This inclusion results in a series of transactions to the net parent investment account that arise as a result of the differences between actual cash flow for taxes and the taxes that are allocated under AIG’s intercorporate tax allocation methodology to the Company.

Premium receivable and reinsurance balances payable

The Company operates Licensed Reinsurance Intermediary Managing General Agents (“MGAs”) which act as intermediary entities between insurance companies and affiliated reinsurance entities. The MGAs are vested with underwriting authority but are not themselves licensed reinsurance entities, but rather perform functions ordinarily handled by the reinsurance company such as underwriting, pricing, collecting premiums, and settling claims.

Premium receivable, therefore, represents premiums due from insureds that have not yet been collected and transmitted to the affiliated licensed reinsurance entity.

Reinsurance balances payable, therefore, represent either claims payments to be made to insurers or balances due to the affiliated licensed reinsurance entity for claim advances made but not yet paid to the underlying insured.

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Specialty Business of Validus Specialty, LLC Notes to the Combined Financial Statements For the years ended December 31, 2022 and 2021 Expressed in thousands of U.S. dollars

4.	Recent accounting pronouncements

Accounting standards adopted in 2022

Current expected credit loss model:

In June 2016, the FASB issued ASU 2016-13, “Financial Instruments – Credit Losses (Topic 326)”. The FASB also issued ASU 2018-19, ASU 2019-04, ASU 2019-05, ASU 2019-10, ASU 2019-11, and 2020-11 which provide certain clarifications and codification improvements to the initially issued standard update. The standard replaces the existing incurred loss impairment model with a new Current Expected Credit Loss model (“CECL”) with the intention of recognizing credit losses earlier. The standard applies to the Company’s financial assets not already carried at fair value, principally impacting premium receivable. The measurement of expected credit losses is based on relevant information about past events, such as probability of default, and collectability of reported amounts in an event of default. ASU 2016-13 became effective for public business entities for annual and interim periods beginning after December 15, 2019. While the Company is not a public business entity the standard has been early adopted. The adoption of ASU 2016-13 did not have a material impact on the Company’s combined financial condition, results of operations, cash flows or required disclosures and, as a result, there was no cumulative adjustment to opening retained earnings as of January 1, 2021.

Accounting standards not yet adopted

Troubled debt restructurings and vintage disclosures

In March 2022, the FASB issued ASU 2022-03, “Fair Value Measurement (Topic 820)”, which eliminates the accounting guidance for troubled debt restructurings for creditors and amends the guidance on “vintage disclosures” to require disclosure of current-period gross write-offs by year of origination. The standard also updates the requirements for accounting for credit losses by adding enhanced disclosures for creditors related to loan refinancings and restructurings for borrowers experiencing financial difficulty. As the Company has already adopted CECL, the amendments in this standard are effective for fiscal years beginning after December 15, 2022, including interim periods within those years. Management of the Company do not expect the standard to have a material impact on our reported combined financial condition, results of operations, cash flows or required disclosures.

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Specialty Business of Validus Specialty, LLC Notes to the Combined Financial Statements For the years ended December 31, 2022 and 2021 Expressed in thousands of U.S. dollars

5.	Fair value measurements

Fair value is defined as the price to sell an asset or transfer a liability in an orderly transaction between market participants at the measurement date. Under U.S. GAAP, a company must determine the appropriate level in the fair value hierarchy for each fair value measurement. The fair value hierarchy prioritizes the inputs, which refer broadly to assumptions market participants would use in pricing an asset or liability, into three levels. It gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The level in the fair value hierarchy within which a fair value measurement in its entirety falls is determined based on the lowest level input that is significant to the fair value measurement in its entirety.

The three levels of the fair value hierarchy are described below:

Level 1 – Fair values are measured based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access.

Level 2 – Fair values are measured based on quoted prices in active markets for similar assets or liabilities, quoted prices for identical assets or liabilities in inactive markets, or for which significant inputs are observable (e.g., interest rates, yield curves, prepayment rates, default rates, loss severities, etc.) or can be corroborated by observable market data.

Level 3 – Fair values are measured based on unobservable inputs that reflect the Company’s own judgments about assumptions where there is little, if any, market activity for that asset or liability that market participants might use.

The availability of observable inputs can vary from financial instrument to financial instrument and is affected by a wide variety of factors including, for example, the type of financial instrument, whether the financial instrument is new and not yet established in the marketplace, and other characteristics particular to the instrument. To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires significantly more judgment.

Accordingly, the degree of judgment exercised by management in determining fair value is greatest for instruments categorized in Level 3. In periods of market dislocation, the observability of prices and inputs may be reduced for many instruments. This may lead the Company to change the selection of the valuation technique (e.g., from market to cash flow approach) or to use multiple valuation techniques to estimate the fair value of a financial instrument. These circumstances could cause an instrument to be reclassified between levels within the fair value hierarchy.

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Specialty Business of Validus Specialty, LLC Notes to the Combined Financial Statements For the years ended December 31, 2022 and 2021 Expressed in thousands of U.S. dollars

5.	Fair value measurements (continued)

Cash and cash equivalents and restricted cash: These items have carrying values reported in the combined balance sheets that approximate fair value due to their liquid nature, and they are classified as Level 1.

Premium receivable, Reinsurance balances payable, Balances due from affiliates, and Balances due to affiliates: The carrying value of these assets and liabilities approximates their fair value. The balances are classified as Level 2.

6.	Leases

The Company leases office space in the U.S. under various operating lease agreements. Some of these leases contain options to renew after a specified period of time at the prevailing market rate. However, renewal options that have not been exercised are excluded until management attains a reasonable level of certainty. Some leases also include termination options at specified times and term. However, termination options are not reflected in the lease asset and liability balances until they have been exercised.

The Company’s operating lease balances as at December 31, 2022 and 2021 were as follows:

	2022 $	2021 $
Operating lease right-of-use assets	16,037	17,510
Operating lease liabilities	17,030	18,417
Weighted-average remaining lease term (years)	8.97	9.94
Weighted-average discount rate	4.68%	4.68%

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Specialty Business of Validus Specialty, LLC Notes to the Combined Financial Statements For the years ended December 31, 2022 and 2021 Expressed in thousands of U.S. dollars

6.	Leases (continued)

Rent expenses during the year ended December 31, 2022 amounted to $2,293 (2021: $2,293) and are reflected in General and administrative expenses on the Combined Statements of Income and Comprehensive Income.

Future minimum rental commitments as at December 31, 2022 are expected to be as follows:

2022 $
2023	2,308
2024	2,321
2025	2,295
2026	2,288
2027 and thereafter	11,686

Total future annual minimum rental payments	20,898
Less: present value discount	(3,868)

Total lease liability as of December 31, 2022	17,030

7.	Property and equipment

The Company’s property and equipment as at December 31, 2022 and 2021 are as follows:

	2022 $	2021 $
Gross property and equipment
Computer hardware	5,663	1,966
Furniture and fixtures	1,138	1,138
Leasehold improvements	1,751	1,751

Total gross property and equipment	8,552	4,855
Less: accumulated depreciation and amortization	(3,971)	(3,132)

Total net property and equipment	4,581	1,723

Depreciation and amortization expense for fixed assets amounted to $839 in 2022 and $403 in 2021 and are reflected in General and administrative expenses on the Combined Statements of Income and Comprehensive Income.

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Specialty Business of Validus Specialty, LLC Notes to the Combined Financial Statements For the years ended December 31, 2022 and 2021 Expressed in thousands of U.S. dollars

8.	Premium receivable and Reinsurance balances payable

The MGAs operate as reinsurance intermediaries entities between licensed insurance companies and affiliated reinsurance companies. The MGAs are vested with underwriting authority but are not themselves licensed reinsurance entities, but rather perform functions ordinarily handled by the reinsurance company such as underwriting, pricing, collecting premiums, and settling claims. Premium receivable represents contracts that have been bound but for which the receipt of premiums are due from the underlying insureds. Reinsurance balances payable represent claims that have been approved but not yet paid to insureds. The table below summarizes the balances due to / from the entity as at December 31, 2022 and 2021:

	2022 $	2021 $
Premium receivable	—	987
Reinsurance balances payable	703	—

9.	Taxes

For the years ended December 31, 2022 and 2021, the Company was included as a member of the consolidated U.S. federal income tax return for AIG and its domestic subsidiaries. The Company settled its tax liability pursuant to a tax sharing agreement, which provides that AIG will not charge the Company a greater portion of the consolidated tax liability than would have been paid by the Company if it had filed a separate federal income tax return. In addition, the agreement provides that the Company will benefit from any net operating losses, or any tax credits of the Company utilized in filing the consolidated tax return. The consolidated income tax provision or benefit is allocated to the Company in accordance with the agreement and in a manner consistent with the benefit for loss allocation method. The share of the consolidated tax provision or benefit is allocated to the Company based on a separate company basis, in these Combined Financial Statements.

Effective September 1, 2018, Validus Specialty, Inc. converted from a corporation to a limited liability company. Validus Specialty, LLC is intended to be treated as a disregarded entity for federal income tax purposes. As such, the Company will not be filing a separate member U.S. federal income tax return with AIG and its domestic subsidiaries. However, the Company has elected to continue providing a tax provision in its Combined Financial Statements in a manner consistent with ASC 740.

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Specialty Business of Validus Specialty, LLC Notes to the Combined Financial Statements For the years ended December 31, 2022 and 2021 Expressed in thousands of U.S. dollars

9.	Taxes (continued)

The Company’s total income tax expense was comprised of the following, for the years ended December 31, 2022 and 2021:

	2022 $	2021 $
Current federal income tax benefit	1,687	14,575
Current state and local income tax expense	(5)	(490)

Total current income tax benefit	1,682	14,085

Deferred federal income tax expense	(1,702)	(10,288)
Deferred state and local income tax expense	(757)	(864)

Total deferred income tax expense	(2,459)	(11,152)

Total income tax (expense) benefit	(777)	2,933

For the years ended December 31, 2022 and 2021, the applicable U.S. federal income tax rate was 21%. Actual tax expense on income differs from the “expected” amount computed by applying the federal income tax rate because of the following:

	2022 $	2021 $
U.S. federal income tax at statutory rate	(391)	(360)
Share-based compensation payments excess tax effect	232	(338)
State income taxes	(762)	(1,070)
Tax attributes carried back	—	4,725
Other taxes	144	(24)

Actual income tax (expense) benefit	(777)	2,933

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Specialty Business of Validus Specialty, LLC Notes to the Combined Financial Statements For the years ended December 31, 2022 and 2021 Expressed in thousands of U.S. dollars

9.	Taxes (continued)

The composition of the Company’s net deferred tax asset as at December 31, 2022 and 2021 is set forth in the table below:

	2022 $	2021 $
Deferred tax assets
Operating lease liabilities	3,554	3,846
State net operating loss	103	103
Net operating loss	6,033	6,033
Employee benefits	3,577	5,349
Other	135	302

Gross deferred tax assets	13,402	15,633
Less valuation allowance	(103)	(103)

Deferred tax assets, net	13,299	15,530

Deferred tax liabilities
Operating lease right-of-use assets	(3,350)	(3,720)

The Company has approximately $2 million state income tax loss that was generated in 2018 and will be carried forward indefinitely. The valuation allowance has been applied to the state net operating loss. Additionally, the Company has approximately $28 million federal income tax loss carry forwards that were generated between 2017 and 2018 that will expire between 2037 and 2038 if not utilized. The full amount of the federal net operating loss is expected to be fully utilized before expiring.

Validus Specialty, LLC files a consolidated U.S. federal income tax return with AIG and its domestic subsidiaries. The statute of limitations for all tax years prior to 2000 has expired for AIG’s consolidated federal income tax return. AIG is currently under examination for the tax years 2011 through 2019.

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Specialty Business of Validus Specialty, LLC Notes to the Combined Financial Statements For the years ended December 31, 2022 and 2021 Expressed in thousands of U.S. dollars

10.	Accounts payable and accrued expenses

The Company’s accounts payable and accrued expenses as at December 31, 2022 and 2021 were as follows:

	2022 $	2021 $
Accounts payable	1,407	1,468
Accrued expenses	255	3,291

Total accounts payable and accrued expenses	1,662	4,759

11.	General and administrative expenses

The Company’s general and administrative expenses for the years ended December 31, 2022 and 2021 were as follows:

	2022 $	2021 $
Payroll and benefits expenses	26,215	30,172
Rent expenses	2,293	2,293
Information technology expenses	3,356	3,773
Travel and entertainment expenses	858	344
Depreciation and amortization	839	403
Office costs expenses	672	893
Business fees and licenses	383	302
Management fee expenses	277	357

Total general and administrative expenses	34,893	38,537

12.	Net parent investment

Validus Specialty was initially incorporated in the U.S. and was converted to a limited liability company on September 1, 2018. At the time of the conversion, all outstanding share capital, at par value, and additional paid-in capital was converted to the member’s capital account which is shown on the Combined Balance Sheets as Net parent investment.

Changes in Net parent investment arise as a result of deemed capital contributions for settlement of tax provisions due to differences between actual cash flow for taxes and the taxes allocated under AIG’s intercorporate tax allocation methodology to the Company.

Transfer to parent

During the year ended December 31, 2022, $15,000 (2021: $nil) was transferred to the parent.

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Specialty Business of Validus Specialty, LLC Notes to the Combined Financial Statements For the years ended December 31, 2022 and 2021 Expressed in thousands of U.S. dollars

13.	Commitments and contingencies

Employment agreements

The Company has entered into employment agreements with certain individuals that provide for executive benefits and severance payments under certain circumstances.

Leases

The Company leases office space in the U.S. under various operating lease agreements. See Note 6, “Leases”, for further details.

14.	Related party transactions

The following significant transactions are classified as related party transactions as principals and/or directors of each counterparty are members of the Company’s or AIG’s board of directors.

Service level agreements

In accordance with service level agreements considered to be on an arm’s length basis, the Company participates in centralized services wherein expenses are incurred by service and other affiliated entities and allocated to, or recharged from, the Company. Services provided across the group include actuarial, research, finance, administrative, information technology, legal, operations, risk management services and others. Transactions with VSU that were historically eliminated on the consolidation of Validus Specialty are recorded as related party transactions in these Combined Financial Statements.

The following table summarizes the revenue and expenses incurred by the Company for services provided to or received from the related parties during the years ended December 31, 2022 and 2021:

	2022 $	2021 $
Management fee income	39,207	45,397
General and administrative expenses	277	357
Share compensation expenses	2,586	4,086

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Specialty Business of Validus Specialty, LLC Notes to the Combined Financial Statements For the years ended December 31, 2022 and 2021 Expressed in thousands of U.S. dollars

14.	Related party transactions (continued)

Balances due from affiliates

Balance due from affiliates consisted of the following for the years ended December 31, 2022 and 2021:

	2022 $	2021 $
Due from related parties	7,747	15,553
Loan to related parties	2,126	1,944

Total	9,873	17,497

Loan to related parties consists of a loan to VSU with no interest rate, payable on demand.

Balance due to affiliates

Balance due to affiliates consisted of the following for the years ended December 31, 2022 and 2021:

	2022 $	2021 $
Payable due to related parties	3,728	3,100
Loan from related parties	4,000	4,000

Total	7,728	7,100

Loan from related parties consists of a loan from Talbot Syndicate 1183 with no interest rate, payable on demand.

Premium receivable and reinsurance balances payable

See Note 8, “Premium receivable and reinsurance balances payable”, for details of accounts as at December 31, 2022 and 2021.

Income taxes recoverable, deferred tax assets, net, and deferred tax liabilities

See Note 9, “Taxes”, for details of accounts as at December 31, 2022 and 2021.

15.	Subsequent events

Management has evaluated the need to disclose events that occurred subsequent to the balance sheet date through October 27, 2023, the date these financial statements were available to be issued.

On May 22, 2023, AIG announced it had entered into a definitive agreement to sell its reinsurance business, which includes the Validus Holdings, Ltd. group of companies and certain companies within the Validus Specialty, LLC group, to RenaissanceRe for $2,985.0 million, consisting of $2,735.0 million in cash and $250.0 million in RenaissanceRe common shares in addition to other consideration. The transaction is expected to close in the fourth quarter of 2023, subject to regulatory approvals.

On October 24, 2023, the Company distributed $16.0 million in cash and $4.0 million in property and equipment to AIG Property Casualty Inc.

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